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TEXAS-OHIO GAS, INC.
Balance Sheet
At July 31, 2000
 (expressed in millions, rounded to hundred thousands of dollars)
(Unaudited, subject to adjustment)

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ASSETS
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

Accounts receivable and unbilled revenues, net                    $12.5
Inventory                         0.4
                                             -----
          Total current assets                         12.9
                                             -----
Goodwill, net of amortization                    13.9
Other assets               0.1
                                             -----
          Total assets                         $26.9
                                             =====

LIABILITIES AND MEMBER'S EQUITY
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Accrued expenses                         $ 5.0
Other current liabilities                    14.0
                                             -----
          Total current liabilities                      19.0
                                        -     -----

Subordinated note payable                    14.0
Retained earnings                         (6.1)
                                             -----
          Total equity                         7.9
                                             -----
          Total liabilities and member's equity                    $26.9
                                             =====

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